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                                                                   EX - 99 a(13)

                              ARTICLE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                      SHORT-INTERMEDIATE INCOME FUND, INC.

         Short-Intermediate Income Fund, Inc. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at One South Street, Baltimore, Maryland 21202, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         SECOND: The Corporation is authorized to issue 85,000,000 shares of Common Stock, par value $0.001 per share, with an aggregate par value of $85,000. This Article of Amendment does not change the total authorized shares of Common Stock of the Corporation or the aggregate par value thereof.

         THIRD: Pursuant to the authority contained in Section 2-605(a)(2) of the Maryland General Corporation Law and under authority contained in Article ELEVENTH of the Articles of Incorporation for the Corporation, a majority of the entire Board of Directors has adopted resolutions to change the names of various classes of the Corporation.

         FOURTH: The Articles of Incorporation are amended by redesignating all the issued and unissued shares of the Corporation's Short-Intermediate Income Fund - Class I Shares as Short-Intermediate Income Fund Institutional Class. Subsequent to such redesignation, the authorized shares of the Corporation are designated and classified as follows:



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Designation                                                    Number of Shares
-----------                                                    ----------------
Short-Intermediate Income Fund, Inc.                              85,000,000
         Short-Intermediate Income Fund - Class A Shares          50,000,000
         Short-Intermediate Income Fund - Class B Shares           2,000,000
         Short-Intermediate Income Fund - Class C Shares          15,000,000
         Short-Intermediate Income Fund Institutional Class       15,000,000
         Unclassified and Unallocated                              3,000,000

         FIFTH: The shares of Common Stock of the Corporation redesignated and reclassified here shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption set forth in Article FIFTH of the Corporation's Charter.

         The undersigned President acknowledges that this Article of Amendment is the act of the Corporation and states that to the best of his knowledge, information, and belief, the matters and facts set forth in this article with respect to authorization and approval is true in all material respects and that this statement is made under the penalties of perjury.

         SIXTH: The foregoing amendments to the Articles of Incorporation are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by stockholders.

         SEVENTH: This Article of Amendment shall be effective as of the later of the time the State Department of Assessments and Taxation of Maryland accepts this Article of Amendment of record or April 27, 2001.


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         IN WITNESS WHEREOF, Short-Intermediate Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that this Article of Amendment is the act of the Company and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of this Article is true in all material respects and that this statement is made under the penalties of perjury.

                                            Short-Intermediate Income Fund, Inc.


                                            By: /s/Richard T. Hale
                                            ----------------------------
                                                Richard T. Hale
                                                President
                                                Date: April 24, 2001

[SEAL]


Attest:

/s/Amy M. Olmert
----------------
Amy M. Olmert
Assistant Secretary
Date: April 24, 2001